UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 24, 2011

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.02 – Termination of a Material Definitive Agreement.

On January 23, 2011 Gay Stanley Mayeux, Vice President & Chief Financial Officer, submitted a letter terminating effective immediately her employment under the Employment Agreement between Deep Down, Inc., and its wholly-owned subsidiaries (the “Company”) and Ms. Mayeux, dated April 29, 2010 (as filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on May 5, 2010).  On January 24, 2011, the Company accepted the resignation of Ms. Mayeux effective as of such date.  Such resignation provides for the termination of the Employment Agreement, excluding those provisions of the Employment Agreement that by their terms survive termination.  Ms. Mayeux has asserted that the Company is liable for certain severance and compensation payments under the terms of the Employment Agreement.  The Company disputes that such obligations are owed to Ms. Mayeux.

Ms. Mayeux was also awarded 1,000,000 shares of common stock on May 31, 2010, and granted a 1,000,000 share stock option on April 29, 2010, both of which vested over 3 years.  Since Ms. Mayeux was employed for less than one year, none of the shares or options had vested and will be returned to the Company.

SECTION 5 – Corporate Governance and Management.

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Named Officer and Principal Financial Officer

On January 24, 2011, Deep Down, Inc., and its wholly-owned subsidiaries (the “Company”) accepted the resignation of Gay Stanley Mayeux as Vice President and Chief Financial Officer; such resignation to be effective on January 24, 2011.

(c) Appointment of Principal Financial Officer

On January 24, 2011, the Company’s board of directors (the “Board”) appointed Eugene L. Butler as Chief Financial Officer.  Mr. Butler has served as Chairman of the Board with the Company since September 2009 and served as Chief Financial Officer and Director with the Company from June 2007 to April 2010.  Mr. Butler was Managing Director of CapSources, Inc., an investment banking firm specializing in mergers, acquisitions and restructurings, from 2002 until 2007.  Prior to this, he has served in various capacities as a director, president, chief executive officer, chief financial officer and chief operating officer for Weatherford International, Inc., a $2 billion multinational service and equipment corporation serving the worldwide energy market, from 1974 to 1991.  He was elected to Weatherford’s Board of Directors in May of 1978, elected president and chief operating officer in 1979, and president and chief executive officer in 1984.  He successfully developed and implemented a turnaround strategy eliminating debt and returning the company to profitability during a severe energy recession.  Mr. Butler also expanded operations into international markets allowing Weatherford to become a major worldwide force with its offshore petroleum products and services.  Mr. Butler graduated from Texas A&M University in 1963, and served as an officer in the U.S. Navy until 1969 when he joined Arthur Andersen & Co.  Mr. Butler is distinguished by numerous medals and decorations, including the Bronze Star with combat “V” and the Presidential Unit Citation for his service with the river patrol force in Vietnam.  Mr. Butler has been a Director on the Board of Powell Industries, Inc. (NASDAQ: POWL) since 1991, where he is Chairman of the Audit Committee and member of the Governance Committee.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01.
Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated effective as of April 29, 2010, between Deep Down, Inc. and Gay Stanley Mayeux (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on May 5, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 24, 2011

DEEP DOWN, INC.

By:	/s/ Ronald E. Smith
Ronald E. Smith
President and Chief Executive Officer